CONSENT OF SRK CONSULTING (U.S.), INC.

I, Neal Rigby, on behalf of SRK Consulting (U.S.), Inc., consent to the incorporation by reference in NovaCopper Inc.’s Registration Statement on Form S-8, of references to SRK Consulting (U.S.), Inc.’s name and to the use of the technical report titled “NI 43-101 Preliminary Economic Assessment, Ambler Project, Kobuk, AK” effective February 1, 2012, included in or made part of NovaCopper Inc.’s Annual Report on Form 10-K for the year ended November 30, 2012.

DATED: May 29, 2013

SRK CONSULTING (U.S.), INC.

“Signed”
Name: Neal Rigby
Title: Corporate Consultant, Mining